Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2019 (April 29, 2019 as to the effects of the reverse stock split described in Note 13 to the consolidated financial statements) relating to the financial statements of Axcella Health Inc., which appears in Amendment No. 2 to Registration Statement No. 333-230822 of Axcella Health Inc.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
May 17, 2019